UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report  September 10, 2004
(Date of earliest event reported)

Commission File No. 33-95538

SALTON SEA FUNDING CORPORATION
(Exact name of registrant as specified in its charter)

	Delaware	47-0790493
	(State of Incorporation)	(IRS Employer Identification No.)
Salton Sea Brine Processing, L.P.	California	33-0601721
Salton Sea Power Generation L.P.	California	33-0567411
Fish Lake Power LLC	Delaware	33-0453364
Vulcan Power Company	Nevada	95-2636765
CalEnergy Operating Corporation	Delaware	33-0268085
Salton Sea Royalty LLC	Delaware	47-0790492
VPC Geothermal LLC	Delaware	91-1244270
San Felipe Energy Company	California	33-0315787
Conejo Energy Company	California	33-0268500
Niguel Energy Company	California	33-0268502
Vulcan/BN Geothermal Power Company	Nevada	95-3992087
Leathers, L.P.	California	33-0305342
Del Ranch, L.P.	California	33-0278290
Elmore, L.P.	California	33-0278294
Salton Sea Power L.L.C.	Delaware	47-0810713
CalEnergy Minerals LLC	Delaware	47-0810718
CE Turbo LLC	Delaware	47-0812159
CE Salton Sea Inc.	Delaware	47-0810711
Salton Sea Minerals Corp.	Delaware	47-0811261

302 S. 36th Street, Suite 400, Omaha, Nebraska	68131
(Address of principal executive offices of	(Zip Code of
Salton Sea Funding Corporation)	Salton Sea Funding Corporation)

(402) 341-4500
Salton Sea Funding Corporation's telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated With Exit Or Disposal Activities.

The long-lived assets of the registrants, Salton Sea Brine Processing, L.P., Salton Sea Power Generation L.P. and Salton Sea Power L.L.C. (collectively, the "Salton Sea Guarantors") and Vulcan/BN Geothermal Power Company, Elmore, L.P., Leathers, L.P., Del Ranch, L.P., CE Turbo LLC, CalEnergy Minerals LLC, Salton Sea Minerals Corp., CalEnergy Operating Corporation, Vulcan Power Company, San Felipe Energy Company, Conejo Energy Company, Niguel Energy Company and VPC Geothermal LLC (collectively, the "Partnership Guarantors"), include rights to commercial quantities of extractable zinc, manganese, silica and other minerals from elements in solution in the geothermal brine and fluids utilized at certain geothermal energy generation facilities located in the Imperial Valley of California and a zinc recovery plant constructed by CalEnergy Minerals LLC ("CalEnergy Minerals") near the geothermal energy generation facilities designed to recover zinc from the geothermal brine through an ion exchange, solvent extraction, electrowinning and casting process (the "Zinc Recovery Project").

The Zinc Recovery Project began limited production during December 2002 and has continued limited production throughout 2003 and 2004. Efforts to increase production have continued since the Zinc Recovery Project was placed in-service with an emphasis on process modification. Management has been assessing the long-term economic viability of the Zinc Recovery Project in light of current cash flow and operating losses and the efforts to increase production, and has continued to evaluate the expected impact of the planned improvements to the extraction process during the third quarter of 2004. Furthermore, management has been exploring other operating alternatives, such as establishing strategic partnerships and consideration of ceasing operations of the Zinc Recovery Project.

On September 10, 2004, management made the decision to cease operations of the Zinc Recovery Project, effective immediately. Consequently, on September 10, 2004, CalEnergy Minerals committed to a plan to dispose of the Zinc Recovery Project’s assets and to fund the payment of one-time termination benefits to certain employees of CalEnergy Operating Corporation, the operator of the Zinc Recovery Project. As a result of ceasing operations of the Zinc Recovery Project, CalEnergy Minerals expects to make cash expenditures of approximately $13 million, consisting of pre-tax disposal costs, termination benefit costs and property taxes. Substantially all of such costs are expected to relate to disposal activities, and a portion of the disposal costs is expected to be offset by proceeds from sales of the Zinc Recovery Project’s assets, which proceeds will be deposited into the revenue fund established and maintained by Salton Sea Funding Corporation ("Funding Corporation") on behalf of the holders of its outstanding bonds. Implementation of a disposal plan is expected to begin in September 2004 and is expected to continue into 2005.

On March 1, 2004, Funding Corporation completed the redemption of an aggregate principal amount of $136.4 million of its 7.475% Senior Secured Series F Bonds due November 30, 2018, pro rata, in part, at a redemption price of 100% of such aggregate outstanding principal amount plus accrued interest to the redemption date of March 1, 2004. The redemption was made pursuant to Section 2(j) of Funding Corporation's Fourth Supplemental Indenture at the option of Funding Corporation as substantial completion of the Zinc Recovery Project had not occurred and CalEnergy Minerals had used reasonable efforts to cause such Zinc Recovery Project to achieve substantial completion on or prior to its guaranteed substantial completion date. Funding Corporation made a demand on MidAmerican Energy Holdings Company ("MidAmerican") for the amount remaining on MidAmerican's guarantee of the Series F Bonds in order to fund the redemption. MidAmerican made the requisite payment and, as a result, it has no further payment obligation under the guarantee. No further redemption of Funding Corporation’s bonds is contemplated in connection with ceasing operations of the Zinc Recovery Project.

Item 2.06     Material Impairments.

Based on the facts and circumstances described above and the resulting decision to cease operations of the Zinc Recovery Project, management concluded on September 10, 2004 that a non-cash, after tax impairment charge of approximately $260 million and $92 million for the Partnership Guarantors and Salton Sea Guarantors, respectively, is required to write-off the long-lived assets and allocated goodwill (collectively, the "Mineral Assets"). The charge and the related activity of the Mineral Assets will be recorded as a discontinued operation in the statement of operations for both of the Salton Sea Guarantors and Partnership Guarantors.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can typically be identified by the use of forward-looking words, such as "may", "will", "could", "project", "believe", "anticipate", "expect", "estimate", "continue", "potential", "plan", "forecast" and similar terms. These statements represent the intentions, plans, expectations and beliefs of Funding Corporation, the Salton Sea Guarantors and the Partnership Guarantors and are subject to risks, uncertainties and other factors. Many of these factors are outside the control of Funding Corporation, the Salton Sea Guarantors and the Partnership Guarantors and could cause actual results to differ materially from such forward-looking statements.

These factors include, among others, general economic and business conditions in the jurisdictions in which the facilities of Funding Corporation, the Salton Sea Guarantors and the Partnership Guarantors are located; governmental, statutory, regulatory or administrative initiatives or ratemaking actions affecting Funding Corporation, the Salton Sea Guarantors and the Partnership Guarantors or the electric power generation industry; weather effects on sales and revenues; general industry trends; increased competition in the power generation industry; fuel and power costs and availability; changes in business strategy, development plans or customer or vendor relationships; availability, term and deployment of capital; availability of qualified personnel; financial or regulatory accounting principles or policies imposed by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight; market and pricing risks relating to the disposal of the Zinc Recovery Project’s assets pursuant to the disposal plan; and other business or investment considerations that may be disclosed from time to time in the SEC filings of Funding Corporation, the Salton Sea Guarantors and the Partnership Guarantors or in other publicly disseminated written documents.

Funding Corporation, the Salton Sea Guarantors and the Partnership Guarantors undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALTON SEA FUNDING CORPORATION
(Registrant)
Date: September 10, 2004
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President